Exhibit 99.1

For Information Contact:

Investor Relations

Varian, Inc.

650.424.5471

ir@varianinc.com

VARIAN, INC. REPORTS SECOND QUARTER 2009 RESULTS

PALO ALTO, Calif. — Varian, Inc. (NasdaqGS: VARI) today reported second quarter fiscal year 2009 revenues of $205.4 million, a decrease of 17.2% from the second quarter of fiscal year 2008.

Non-GAAP (adjusted) diluted earnings per share for the second quarter of 2009 were $0.55 (including $0.05 of share-based compensation expense), a decrease of 14.1% from the $0.64 (including $0.07 of share-based compensation expense) in the second quarter of 2008. On a GAAP basis, diluted earnings per share in the second quarter of 2009 were $0.35, compared to $0.52 in the second quarter of 2008.

Adjusted operating profit margin was 11.8% in the second quarter of 2009, compared to 12.0% in the prior-year quarter. On a GAAP basis, operating profit margin was 7.5% in the second quarter of 2009, compared to 10.9% in the same quarter a year ago.

Free cash flow, which is defined as operating cash flow less net fixed asset purchases, was $25.5 million, or 250% of GAAP net earnings, in the second quarter of 2009.

“We were able to maintain solid adjusted operating profit margins in the quarter even with the expected lower revenues,” said Garry W. Rogerson, Chairman and Chief Executive Officer. “This was primarily due to the positive impact of efficiency improvements we have implemented in recent years, combined with benefits from the cost reduction activities we announced on January 16, 2009 and positive foreign currency movements. We also generated excellent free cash flow, which demonstrates the fundamental strength and flexibility of our business, even in a challenging economic environment.”

On a sequential basis, second quarter 2009 revenues of $205.4 million decreased only 1.3% from first quarter 2009 revenues of $208.2 million. Second quarter 2009 adjusted diluted earnings per share were $0.55, an increase of 1.9% from the $0.54 reported in the first quarter of 2009. On a GAAP basis, second quarter 2009 diluted earnings per share were $0.35, compared to $0.45 in the prior quarter. Second quarter 2009 adjusted operating profit margin was 11.8%, an increase of 40 basis points compared to the 11.4% reported in the first quarter of 2009. On a GAAP basis, second quarter 2009 operating profit margin was 7.5%, compared to 9.6% in the prior quarter.

“We are encouraged by the stability reflected in the sequential results, with essentially flat revenues and profitability on an adjusted basis,” said Rogerson. “Looking forward, the diversity of our products, the applications we serve and our worldwide distribution position us well. There are a few positive signs for the future, including governmental spending initiatives, a global focus on environmental, food and product testing, and investments in alternative energies such as solar, nuclear and biofuels. We believe that our strategy is sound, but will remain vigilant with respect to the economic situation, making the appropriate decisions to maintain solid profitability and cash flow through this very difficult period and position ourselves for profitable growth with the economic recovery.”

For a complete reconciliation of non-GAAP (adjusted) financial information used in this press release to the most directly comparable GAAP financial information, please refer to the attached Reconciliations of GAAP to Adjusted Results, Actual.

Results by Segment

Scientific Instruments revenues for the second quarter of 2009 were $170.9 million, a decrease of 16.4% from the second quarter of the prior year. Adjusted operating profit margin was 12.0% in the second quarter of 2009, compared to 12.3% in the second quarter of the prior year. On a GAAP basis, operating profit margin was 7.3% in the second quarter of 2009, compared to 11.0% in the same quarter a year ago.

Vacuum Technologies revenues were $34.5 million in the second quarter of 2009, a decrease of 21.0% from the second quarter of 2008. Adjusted operating profit margin was 21.4% in the second quarter of 2009, compared to 20.1% in the second quarter of the prior year. On a GAAP basis, operating profit margin was 19.2% in the second quarter of 2009, compared to 20.1% in the prior-year quarter.

Webcast Conference Call

Varian, Inc. will be providing a live webcast (in listen-only mode) of its investor conference call to review its second quarter results later today, April 29, 2009, at 2:00 p.m. Pacific time. The call may be heard via the Internet by going to www.varianinc.com, clicking on the Investors link and then clicking on the Live Webcast link.

Non-GAAP (Adjusted) Financial Measures

This press release includes non-GAAP (adjusted) financial measures for cost of sales, selling, general and administrative expenses, research and development expenses, operating earnings, operating profit margins, impairment of private company equity investments, income tax expense, net earnings, diluted earnings per share and free cash flow. With the exception of free cash flow, these non-GAAP financial measures exclude acquisition-related intangible and inventory write-up amortization, restructuring and other related costs, and impairment of private company equity investments. Reconciliations of each of these non-GAAP financial measures to the most directly comparable GAAP financial measures are detailed in the Reconciliations of GAAP to Adjusted Results attached to this press release. We believe that presentation of these non-GAAP financial measures provides useful information to investors regarding our results of operations and our cash flows.

We believe that excluding acquisition-related intangible and inventory write-up amortization provides supplemental information and an alternative presentation useful to investors’ understanding of the company’s core operating results and trends. In addition, investors have indicated to us that they analyze the benefits of acquisitions based on the cash return on the investment made, and thus consider financial measures excluding acquisition-related intangible and inventory write-up amortization as important, useful information.

We similarly believe that excluding restructuring and other related costs (principally related to facility closures and employee terminations to reduce costs and improve operational efficiency) and impairment of private company equity investments provides supplemental information and an alternative presentation useful to investors’ understanding of the company’s core operating results and trends, especially when comparing those results on a consistent basis to results for previous periods and anticipated results for future periods. Investors have indicated that they consider financial measures of our results of operations excluding restructuring and other related costs and impairment of private company equity investments as important supplemental information useful to their understanding of our historical results and estimating of our future results.

We also believe that, in excluding acquisition-related intangible and inventory write-up amortization, restructuring and other related costs, and impairment of private company equity investments, our non-GAAP financial measures provide investors with transparency into what is used by management to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods, to compare our results of operations on a more consistent basis against that of other companies, in making financial and operating decisions and to establish certain management compensation.

We believe that the presentation of free cash flow provides investors with useful information on what is used by management to measure cash management performance, in making financial and operating decisions and to establish certain management compensation.

Although we believe, for the foregoing reasons, that our presentation of non-GAAP financial measures provides useful supplemental information to investors regarding our results of operations and our cash flows, our non-GAAP financial measures should only be considered in addition to, and not as a substitute for or superior to, our financial measures prepared in accordance with GAAP.

Caution Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on management’s current expectations, are not guarantees of future performance, and involve certain risks and uncertainties that could cause the company’s actual results to differ materially from management’s current expectations and the forward-looking statements made in this press release. Those risks and uncertainties include, but are not limited to, the following: when and how quickly global economic conditions improve, and whether conditions worsen before they improve; whether we will succeed in new product development, release, commercialization, performance and acceptance; whether we can achieve growth in sales for life science, environmental, energy and/or applied research and other applications; whether we can achieve sales growth in Europe, North America, Asia Pacific and/or Latin America; risks arising from the timing of shipments, installations and the recognition of revenue on certain research products, including nuclear magnetic resonance (NMR) spectroscopy systems, magnetic resonance (MR) imaging and fourier-transform mass spectrometer (FTMS) systems and superconducting magnets; the impact of shifting product mix on profit margins; competitive products and pricing; economic conditions in our various product and geographic markets; whether we will see continued and timely delivery of key raw materials and components by suppliers; foreign currency fluctuations that could adversely impact revenue growth and/or earnings; whether we will see continued investment in capital equipment, in particular given the global liquidity and credit crisis; whether we will see reduced demand from customers that operate in cyclical industries; whether the global liquidity and credit crisis will impact the collectability of accounts receivable from our customers; the extent and timing of government funding for research; our ability to successfully evaluate, negotiate, complete and integrate acquisitions, in particular given the greater difficulty to borrow in the current credit environment; the actual costs, timing and benefits of restructuring activities (such as the employee reductions and other actions announced on January 16, 2009 and our Northern California operations consolidation) and other efficiency improvement activities (such as our global procurement, lower-cost manufacturing and outsourcing initiatives); variability in our effective income tax rate (due to factors including the timing and amount of discrete tax events and changes to unrecognized tax benefits); the timing and amount of share-based compensation; and other risks detailed from time to time in our filings with the U.S. Securities and Exchange Commission. We undertake no special obligation to update any forward-looking statements, whether in response to new information, future events or otherwise.

About Varian, Inc.

Varian, Inc. is a leading worldwide supplier of scientific instruments and vacuum technologies for life science, environmental, energy, and applied research and other applications. The company provides complete solutions, including instruments, vacuum products, laboratory consumable supplies, software, training and support through its global distribution and support systems. Varian, Inc. employs approximately 3,600 people worldwide and operates manufacturing facilities in North America, Europe and Asia Pacific. Varian, Inc. had fiscal year 2008 sales of $1.0 billion, and its common stock is traded on the NASDAQ Global Select Market under the symbol “VARI.” Further information is available on the company’s Web site at http://www.varianinc.com.

VARIAN, INC. AND SUBSIDIARY COMPANIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

(In thousands, except per share amounts)

Second Quarter FY 2009 and Second Quarter FY 2008

	Fiscal Quarter Ended
	April 3, 2009		March 28, 2008
Sales	$205,426		$248,165
Cost of sales	115,902	(1)	135,289	(7)

Gross profit	89,524		112,876

Operating expenses
Selling, general and administrative	59,278	(2)	67,603	(8)
Research and development	14,745	(3)	18,190	(9)

Total operating expenses	74,023		85,793

Operating earnings	15,501	(4)	27,083	(10)

Impairment of private company equity investment	—		(3,018	)(11)
Interest income	338		1,751
Interest expense	(335)		(435)

Earnings before income taxes	15,504		25,381
Income tax expense	5,318	(5)	9,594	(12)

Net earnings	$10,186	(6)	$15,787	(13)

Net earnings per diluted share	$0.35	(6)	$0.52	(13)

Diluted shares outstanding	28,952		30,243

NON-GAAP (ADJUSTED) FINANCIAL MEASURES (see also attached reconciliations of GAAP to Adjusted results for each of these measures):

(1)	$112,079 on an adjusted basis excluding $1,471 in acquisition-related intangible amortization, $42 in acquisition-related inventory write-up amortization and $2,310 in restructuring and other related costs.
(2)	$55,175 on an adjusted basis excluding $283 in acquisition-related intangible amortization and $3,820 in restructuring and other related costs.
(3)	$13,901 on an adjusted basis excluding $844 in restructuring and other related costs.
(4)	$24,271 on an adjusted basis excluding the adjustments described in items (1) – (3) above.
(5)	$8,350 on an adjusted basis excluding the tax impact of the adjustments described in items (1) – (3) above.
(6)	$15,924 and $0.55 per diluted share, respectively, on an adjusted basis excluding the adjustments (net of related tax effects) described in items (1) – (3) above.
(7)	$133,502 on an adjusted basis excluding $1,515 in acquisition-related intangible amortization, $110 in acquisition-related inventory write-up amortization and $162 in restructuring and other related costs.
(8)	$66,990 on an adjusted basis excluding $402 in acquisition-related intangible amortization and $211 in restructuring and other related costs.
(9)	$18,015 on an adjusted basis excluding $175 in restructuring and other related costs.
(10)	$29,658 on an adjusted basis excluding the adjustments described in items (7) – (9) above.
(11)	$0 on an adjusted basis excluding $3,018 related to the impairment of a private company equity investment.
(12)	$11,712 on an adjusted basis excluding the tax impact of the adjustments described in items (7) – (9) and (11) above.
(13)	$19,262 and $0.64 per diluted share, respectively, on an adjusted basis excluding the adjustments (net of related tax effects) described in items (7) – (9) and (11) above.

VARIAN, INC. AND SUBSIDIARY COMPANIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

(In thousands, except per share amounts)

First Six Months FY 2009 and First Six Months FY 2008

	Six Months Ended
	April 3, 2009		March 28, 2008
Sales	$413,662		$485,596
Cost of sales	228,817	(1)	265,418	(7)

Gross profit	184,845		220,178

Operating expenses
Selling, general and administrative	120,194	(2)	133,583	(8)
Research and development	29,259	(3)	35,370	(9)

Total operating expenses	149,453		168,953

Operating earnings	35,392	(4)	51,225	(10)

Impairment of private company equity investment	—		(3,018	)(11)
Interest income	925		3,688
Interest expense	(657)		(884)

Earnings before income taxes	35,660		51,011
Income tax expense	12,433	(5)	17,640	(12)

Net earnings	$23,227	(6)	$33,371	(13)

Net earnings per diluted share	$0.80	(6)	$1.09	(13)

Diluted shares outstanding	28,963		30,598

NON-GAAP (ADJUSTED) FINANCIAL MEASURES (see also attached reconciliations of GAAP to Adjusted results for each of these measures):

(1)	$222,439 on an adjusted basis excluding $3,074 in acquisition-related intangible amortization, $59 in acquisition-related inventory write-up amortization and $3,245 in restructuring and other related costs.
(2)	$115,080 on an adjusted basis excluding $735 in acquisition-related intangible amortization and $4,379 in restructuring and other related costs.
(3)	$28,197 on an adjusted basis excluding $1,062 in restructuring and other related costs.
(4)	$47,946 on an adjusted basis excluding the adjustments described in items (1) – (3) above.
(5)	$16,729 on an adjusted basis excluding the tax impact of the adjustments described in items (1) – (3) above.
(6)	$31,485 and $1.09 per share, respectively, on an adjusted basis excluding the adjustments (net of related tax effects) described in items (1) – (3) above.
(7)	$261,272 on an adjusted basis excluding $2,906 in acquisition-related intangible amortization, $590 in acquisition-related inventory write-up amortization and $650 in restructuring and other related costs.
(8)	$131,339 on an adjusted basis excluding $840 in acquisition-related intangible amortization and $1,404 in restructuring and other related costs.
(9)	$34,875 on an adjusted basis excluding $495 in restructuring and other related costs.
(10)	$58,110 on an adjusted basis excluding the adjustments described in items (7) – (9) above.
(11)	$0 on an adjusted basis excluding $3,018 related to the impairment of a private company equity investment.
(12)	$21,262 on an adjusted basis excluding the tax impact of the adjustments described in items (7) – (9) and (11) above.
(13)	$39,652 and $1.30 per share, respectively, on an adjusted basis excluding the adjustments (net of related tax effects) described in items (7) – (9) and (11) above.

VARIAN, INC. AND SUBSIDIARY COMPANIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

(In thousands, except par value amounts)

	April 3, 2009	October 3, 2008
ASSETS

Current assets
Cash and cash equivalents	$130,505	$103,895
Accounts receivable, net	156,694	199,420
Inventories	146,963	161,039
Deferred taxes	33,132	33,618
Prepaid expenses and other current assets	14,239	15,663

Total current assets	481,533	513,635

Property, plant and equipment, net	111,064	110,343
Goodwill	203,573	218,208
Intangible assets, net	29,511	36,972
Other assets	23,899	24,089

Total assets	$849,580	$903,247

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable	$57,924	$70,923
Deferred profit	12,252	10,957
Accrued liabilities	148,662	167,173

Total current liabilities	218,838	249,053

Long-term debt	18,750	18,750
Deferred taxes	3,320	4,341
Other liabilities	42,869	43,431

Total liabilities	283,777	315,575

Stockholders’ equity
Preferred stock—par value $0.01, authorized—1,000 shares; issued—none	—	—
Common stock—par value $0.01, authorized—99,000 shares; issued and outstanding— 28,778 shares at April 3, 2009 and 28,917 shares at October 3, 2008	358,274	356,192
Retained earnings	206,115	186,009
Accumulated other comprehensive income	1,414	45,471

Total stockholders’ equity	565,803	587,672

Total liabilities and stockholders’ equity	$849,580	$903,247

VARIAN, INC. AND SUBSIDIARY COMPANIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(In thousands)

	Fiscal Quarter Ended		Six Months Ended
	April 3, 2009	March 28, 2008	April 3, 2009	March 28, 2008
Cash flows from operating activities
Net earnings	$10,186	$15,787	$23,227	$33,371
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	6,528	6,445	13,371	13,279
Loss (gain) on disposition of property, plant and equipment	23	(76)	(4)	(298)
Impairment of private company equity investment	—	3,018	—	3,018
Share-based compensation expense	1,945	3,103	4,311	4,822
Deferred taxes	(768)	(2,421)	(655)	(1,656)
Unrealized loss (gain) on currency remeasurement	323	971	(6,363)	642
Changes in assets and liabilities, excluding effects of acquisitions:
Accounts receivable, net	7,549	(15,505)	32,119	(1,732)
Inventories	9,124	(8,566)	1,182	(23,718)
Prepaid expenses and other current assets	336	(1,264)	229	(992)
Other assets	(119)	(11)	(1,148)	(35)
Accounts payable	(5,776)	4,659	(9,394)	3,287
Deferred profit	1,245	(2,220)	1,548	(4,474)
Accrued liabilities	8,719	7,132	(6,900)	3,813
Other liabilities	(5,736)	1,577	(1,013)	405

Net cash provided by operating activities	33,579	12,629	50,510	29,732

Cash flows from investing activities
Proceeds from sale of property, plant and equipment	80	446	5,246	787
Purchase of property, plant and equipment	(8,194)	(5,749)	(15,137)	(9,208)
Acquisitions, net of cash acquired	(1,521)	(5,222)	(2,247)	(15,209)
Private company equity investments	—	(18)	—	(18)

Net cash used in investing activities	(9,635)	(10,543)	(12,138)	(23,648)

Cash flows from financing activities
Repurchase of common stock	(7,196)	(56,421)	(7,475)	(71,523)
Issuance of common stock	1,406	3,715	2,315	13,233
Excess tax benefit from share-based plans	—	573	—	2,963
Transfers to Varian Medical Systems, Inc.	(219)	(210)	(365)	(422)

Net cash used in financing activities	(6,009)	(52,343)	(5,525)	(55,749)

Effects of exchange rate changes on cash and cash equivalents	(4,359)	10,000	(6,237)	10,692

Net increase (decrease) in cash and cash equivalents	13,576	(40,257)	26,610	(38,973)
Cash and cash equivalents at beginning of period	116,929	197,680	103,895	196,396

Cash and cash equivalents at end of period	$130,505	$157,423	$130,505	$157,423

VARIAN, INC. AND SUBSIDIARY COMPANIES

RECONCILIATION OF GAAP TO ADJUSTED RESULTS - ACTUAL

UNAUDITED RESULTS OF OPERATIONS

(In thousands)

Second Quarter FY 2009 and Second Quarter FY 2008

and

First Six Months FY 2009 and First Six Months FY 2008

	Fiscal Quarter Ended		Six Months Ended
	April 3, 2009	March 28, 2008	April 3, 2009	March 28, 2008
TOTAL COMPANY
Cost of Sales
U.S. GAAP as reported	$115,902	$135,289	$228,817	$265,418
Adjustments:
Acquisition-related intangible amortization	(1,471)	(1,515)	(3,074)	(2,906)
Acquisition-related inventory write-up amortization	(42)	(110)	(59)	(590)
Restructuring and other related costs	(2,310)	(162)	(3,245)	(650)

As adjusted	$112,079	$133,502	$222,439	$261,272

Selling, General and Administrative
U.S. GAAP as reported	$59,278	$67,603	$120,194	$133,583
Adjustments:
Acquisition-related intangible amortization	(283)	(402)	(735)	(840)
Restructuring and other related costs	(3,820)	(211)	(4,379)	(1,404)

As adjusted	$55,175	$66,990	$115,080	$131,339

Research and Development
U.S. GAAP as reported	$14,745	$18,190	$29,259	$35,370
Adjustments:
Restructuring and other related costs	(844)	(175)	(1,062)	(495)

As adjusted	$13,901	$18,015	$28,197	$34,875

VARIAN, INC. AND SUBSIDIARY COMPANIES

RECONCILIATION OF GAAP TO ADJUSTED RESULTS - ACTUAL

UNAUDITED RESULTS OF OPERATIONS

(In thousands, except margin data)

Second Quarter FY 2009 and Second Quarter FY 2008

and

First Six Months FY 2009 and First Six Months FY 2008

	Fiscal Quarter Ended		Six Months Ended
	April 3, 2009	March 28, 2008	April 3, 2009	March 28, 2008
TOTAL COMPANY (Continued)
Operating Earnings
U.S. GAAP as reported	$15,501	$27,083	$35,392	$51,225
Adjustments:
Acquisition-related intangible amortization	1,754	1,917	3,809	3,746
Acquisition-related inventory write-up amortization	42	110	59	590
Restructuring and other related costs	6,974	548	8,686	2,549

As adjusted	$24,271	$29,658	$47,946	$58,110

Operating Margins
U.S. GAAP as reported	7.5%	10.9%	8.6%	10.5%
Adjustments:
Acquisition-related intangible amortization	0.9	0.9	0.9	0.9
Acquisition-related inventory write-up amortization	0.0	0.0	0.0	0.1
Restructuring and other related costs	3.4	0.2	2.1	0.5

As adjusted	11.8%	12.0%	11.6%	12.0%

Impairment of Private Company Equity Investment
U.S. GAAP as reported	$—	$3,018	$—	$3,018
Adjustments:
Impairment of private company equity investment	—	(3,018)	—	(3,018)

As adjusted	$—	$—	$—	$—

Income Tax Expense
U.S. GAAP as reported	$5,318	$9,594	$12,433	$17,640
Adjustments:
Tax impact of adjustments:
Acquisition-related intangible amortization	578	639	1,252	1,278
Acquisition-related inventory write-up amortization	12	82	17	249
Impairment of private company equity investment	—	1,154	—	1,154
Restructuring and other related costs	2,442	243	3,027	941

As adjusted	$8,350	$11,712	$16,729	$21,262

VARIAN, INC. AND SUBSIDIARY COMPANIES

RECONCILIATION OF GAAP TO ADJUSTED RESULTS - ACTUAL

UNAUDITED RESULTS OF OPERATIONS

(In thousands, except per share data)

Second Quarter FY 2009 and Second Quarter FY 2008

and

First Six Months FY 2009 and First Six Months FY 2008

	Fiscal Quarter Ended		Six Months Ended
	April 3, 2009	March 28, 2008	April 3, 2009	March 28, 2008
TOTAL COMPANY (Continued)
Net Earnings
U.S. GAAP as reported	$10,186	$15,787	$23,227	$33,371
Adjustments:
Acquisition-related intangible amortization	1,176	1,278	2,557	2,468
Acquisition-related inventory write-up amortization	30	28	42	341
Impairment of private company equity investment	—	1,864	—	1,864
Restructuring and other related costs	4,532	305	5,659	1,608

As adjusted	$15,924	$19,262	$31,485	$39,652

Diluted Earnings Per Share
U.S. GAAP as reported	$0.35	$0.52	$0.80	$1.09
Adjustments:
Acquisition-related intangible amortization	0.04	0.05	0.09	0.09
Acquisition-related inventory write-up amortization	0.0	0.0	0.0	0.01
Impairment of private company equity investment	—	0.06	—	0.06
Restructuring and other related costs	0.16	0.01	0.20	0.05

As adjusted	$0.55	$0.64	$1.09	$1.30

Free Cash Flow
U.S. GAAP as reported - Net cash provided by operating activities	$33,579	$12,629	$50,510	$29,732
Adjustments:
Proceeds from sale of property, plant and equipment	80	446	5,246	787
Purchase of property, plant and equipment	(8,194)	(5,749)	(15,137)	(9,208)

As adjusted - Free Cash Flow	$25,465	$7,326	$40,619	$21,311

VARIAN, INC. AND SUBSIDIARY COMPANIES

RECONCILIATION OF GAAP TO ADJUSTED RESULTS - ACTUAL

UNAUDITED RESULTS OF OPERATIONS

(In thousands, except margin data)

Second Quarter FY 2009 and Second Quarter FY 2008

and

First Six Months FY 2009 and First Six Months FY 2008

	Fiscal Quarter Ended		Six Months Ended
	April 3, 2009	March 28, 2008	April 3, 2009	March 28, 2008
SCIENTIFIC INSTRUMENTS SEGMENT
Operating Earnings
U.S. GAAP as reported	$12,426	$22,508	$28,849	$42,310
Adjustments:
Acquisition-related intangible amortization	1,754	1,917	3,809	3,746
Acquisition-related inventory write-up amortization	42	110	59	590
Restructuring and other related costs	6,216	548	7,807	2,549

As adjusted	$20,438	$25,083	$40,524	$49,195

Operating Margins
U.S. GAAP as reported	7.3%	11.0%	8.4%	10.5%
Adjustments:
Acquisition-related intangible amortization	1.0	0.9	1.1	1.1
Acquisition-related inventory write-up amortization	0.0	0.1	0.0	0.1
Restructuring and other related costs	3.7	0.3	2.3	0.6

As adjusted	12.0%	12.3%	11.8%	12.3%

VACUUM TECHNOLOGIES SEGMENT
Operating Earnings
U.S. GAAP as reported	$6,640	$8,771	$13,676	$16,504
Adjustments:
Restructuring and other related costs	758	—	879	—

As adjusted	$7,398	$8,771	$14,555	$16,504

Operating Margins
U.S. GAAP as reported	19.2%	20.1%	19.3%	19.6%
Adjustments:
Restructuring and other related costs	2.2	—	1.2	—

As adjusted	21.4%	20.1%	20.5%	19.6%

VARIAN, INC. AND SUBSIDIARY COMPANIES

RECONCILIATION OF GAAP TO ADJUSTED RESULTS - ACTUAL

UNAUDITED RESULTS OF OPERATIONS

Second Quarter FY 2009 and First Quarter FY 2009 (Sequential)

	Fiscal Quarter Ended
	April 3, 2009	January 2, 2009
TOTAL COMPANY
Operating Margins
U.S. GAAP as reported	7.5%	9.6%
Adjustments:
Acquisition-related intangible amortization	0.9	1.0
Restructuring and other related costs	3.4	0.8

As adjusted	11.8%	11.4%

Diluted Earnings Per Share
U.S. GAAP as reported	$0.35	$0.45
Adjustments:
Acquisition-related intangible amortization	0.04	0.05
Restructuring and other related costs	0.16	0.04

As adjusted	$0.55	$0.54